Exhibit 1.1

SEA LIMITED

49,690,000 American Depositary Shares

Representing

49,690,000 Class A Ordinary Shares

UNDERWRITING AGREEMENT

            , 2017

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central, Hong Kong

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

Credit Suisse Securities (USA) L.L.C.

Eleven Madison Avenue

New York, NY 10010

United States

As Representatives of the Several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

1. Introduction. Sea Limited, a company incorporated under the laws of the Cayman Islands (“Company”), agrees, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule A hereto (“Underwriters”), an aggregate of 49,690,000 American Depositary Shares (“ADSs”), each ADS representing one Class A ordinary share, par value $0.0005 per share (the “Ordinary Shares”), of the Company (the “Firm Securities”). The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 7,453,500 ADSs (the “Optional Securities”), subject to the terms and conditions stated herein. The Firm Securities and the Optional Securities are hereinafter collectively referred to as the “Offered Securities.” Unless the context otherwise requires, each reference to the Firm Securities, the Optional Securities or the Offered Securities herein also includes the underlying Ordinary Shares (hereinafter referred to as the “Offered Shares”).

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of                     , 2017, among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and holders and beneficial holders from time to time of the American Depositary Receipts (“ADRs”) issued by the Depositary pursuant to the Deposit Agreement and evidencing the ADSs. Each ADS will initially represent the right to receive one Ordinary Share deposited.

2. Representations and Warranties of the Company.

The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) The Company has filed with the Commission a registration statement on Form F-1 (File No. 333-220571) covering the registration of the Offered Securities under the Act (as defined below), including a related preliminary prospectus or prospectuses. This initial registration statement, as amended until such time it becomes effective, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) of the Act and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. This Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.” A registration statement on Form F-6 (File No. 333-220861) relating to the ADSs has been filed with the Commission and such registration statement has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act (as defined below), a registration statement (the “Exchange Act Registration Statement”) on Form 8-A (File No. 333-220571) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs. For purposes of this Agreement, all references to the Initial Registration Statement, the Additional Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus or the Final Prospectus (including any prospectus wrapper), or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As of the time of execution and delivery of this Agreement, each of the Initial Registration Statement and the ADS Registration Statement has been declared effective under the Act and is not proposed to be amended, and the Exchange Act Registration Statement has become effective, as provided in Section 12 of the Exchange Act. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. No stop order suspending the effectiveness of the Initial Registration Statement (or any post-effective amendment thereto), the ADS Registration Statement or the Additional Registration Statement, if any, has been issued, and, to the best knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the Commission. The Offered Securities all have been duly registered under the Act pursuant to the Initial Registration Statement, the ADS Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means             [A./P.]M., New York City time, on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Covered Entity” has the meaning defined in Section 2(i) hereof.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement becomes effective pursuant to Rule 462(b).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the Public Offering Price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus and as stated in Schedule B-1 to this Agreement.

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company, the Subsidiaries (as defined below) and the Affiliated Entities (as defined below), taken as a whole.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Section 5(d) Communications” means any oral or written communications undertaken solely pursuant to Section 5(d) of the Act, also known as a “Testing-the-Waters” communication.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“NYSE”) (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(b) (i) At their respective Effective Times, each of the Initial Registration Statement, the Additional Registration Statement (if any), the ADS Registration Statement and any amendments and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document made in reliance upon and in conformity with the information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(B) hereof.

(c) (i) At the time of the initial filing of the Initial Registration Statement and at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any of the Subsidiaries or Affiliated Entities in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405, and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of any proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d) From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Section 5(d) Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(e) The Company (i) has not engaged in any Section 5(d) Communication, other than Section 5(d) Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Section 5(d) Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Section 5(d) Communications. The Company has not distributed any written Section 5(d) Communications other than those listed on Schedule B-2 hereto.

(f) Each Issuer Free Writing Prospectus and written Section 5(d) Communication as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, conformed, conforms and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package (as defined below) or the Final Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus or making of a written Section 5(d) Communication there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus or written Section 5(d) Communication, as applicable, conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus or written Section 5(d) Communication, as applicable, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus or written Section 5(d) Communication, as applicable, to eliminate or correct such conflict, untrue statement or omission.

(g) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus, dated October 6, 2017 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus stated in Schedule B-1 to this Agreement, nor (iii) any written Section 5(d) Communication stated in Schedule B-2 to this Agreement, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus or any written Section 5(d) Communication in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(B) hereof.

(h) The Company has been duly incorporated and is validly existing under the laws of the Cayman Islands, with power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing (to the extent that good standing is applicable in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business in such other jurisdictions requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The seventh amended and restated memorandum and articles of association of the Company comply with the requirements of applicable Cayman law and are in full force and effect, the eighth amended and restated memorandum and articles of association of the Company that will become effective immediately prior to the completion of the Offering, and other constitutive documents comply with the requirements of applicable Cayman law and, once they become effective on the Closing Date, will be in full force and effect.

(i) (i) Certain subsidiaries of the Company listed in Schedule C hereto are referred to in this Agreement as the “Covered Subsidiaries.” (ii) Certain of the entities through which the Company conducts its operations and consolidates in its financial statements are by way of contractual arrangements (each an “Affiliated Entity” and collectively, the “Affiliated Entities”). The Affiliated Entities of the Company listed in Schedule D hereto under the heading “Significant Affiliated Entities” are referred to in this Agreement as the “Covered Affiliated Entities.” (iii) Other than the Covered Subsidiaries and the Covered Affiliated Entities, the Company does not own, directly or indirectly, any share capital or any other equity interests or otherwise control, any entity which would individually or in the aggregate constitute a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Securities Act. (iv) The Covered Subsidiaries and all other subsidiaries of the Company are hereinafter referred to each as a “Subsidiary” and collectively as the “Subsidiaries.” Unless the context otherwise requires, reference to a “Subsidiary” or an “Affiliated Entity” also includes the branches established by such Subsidiary or Affiliated Entity. (v) The Covered Subsidiaries and the Covered Affiliated Entities are hereinafter referred to collectively as the “Covered Entities” and each individually as a “Covered Entity.” (vi) Each Covered Entity has been duly incorporated and is validly existing as a corporation in good standing (to the extent that good standing is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each Covered Entity is duly qualified to do business as a foreign corporation in all other jurisdictions (if applicable) in which its ownership or lease of property or the conduct of its business in such other jurisdictions requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; the constitutive documents of each Covered Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation in all material respects and are in full force and effect. (vii) All of the issued and outstanding share capital of each Covered Entity has been duly authorized and validly issued and is fully paid and nonassessable (to the extent nonassessable is applicable in such jurisdiction), and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, such share capital is owned, directly or indirectly, by the Company free and clear from all liens, encumbrances, equities, claims and defects.

(j) The Offered Securities and all authorized share capital of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding ordinary shares of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will be duly authorized and validly issued, fully paid and nonassessable, and conform in all material respects to the description of such Offered Securities contained in the General Disclosure Package and the Final Prospectus; except as disclosed in the General Disclosure Package and the Final Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any ordinary shares or other equity interest in the Company or any of the Covered Entities, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any ordinary shares of the Company or any Covered Entity, any such convertible or exchangeable securities or any such rights, warrants or options; the Offered Shares, when issued and delivered against payment thereof, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing the ADSs; the ADSs to be sold by the Company, when issued and delivered against payment thereof, will be freely transferable by the Company to or for the account of the Underwriters; and except as disclosed in the General Disclosure Package, there are no restrictions on subsequent transfers of such ADSs under the laws of the Cayman Islands or the United States.

(k) The description of the corporate structure of the Company and certain Subsidiaries and Affiliated Entities, as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus under the caption “Corporate History and Structure,” is true and accurate in all material respects, nothing has been omitted from such description which would make it misleading in any material respect, and each of the events and transactions described therein does not (i) contravene, in any material respect, any provision of applicable law or statute, rule or regulation of any governmental agency having jurisdiction over the Company or any of such Subsidiaries and Affiliated Entities, (ii) contravene the articles of association, business license or other constitutive documents of the Company or any of such Subsidiaries and Affiliated Entities, or (iii) contravene or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of such Subsidiaries and Affiliated Entities is a party or by which the Company or any of such Subsidiaries and Affiliated Entities is bound or to which any of the property or assets of the Company or any of such Subsidiaries and Affiliated Entities is subject, except under (iii) above to the extent that such contravention, violation or breach would not have a Material Adverse Effect. There is no agreement, contract or other document material to the corporate structure or the operation of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, which has not been disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(l) (i) Each of the contracts, arrangements and agreements among or between, as the case may be, the shareholders of the Covered Affiliated Entities and/or the Covered Affiliated Entities, on the one hand, and the Company and/or its relevant Subsidiaries, on the other, relating to the Company’s effective control of such Covered Affiliated Entities (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any Corporate Structure Contract by the parties thereto, except as already obtained or disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and to the extent that any failure to obtain such consent, approval, authorization, order filing or registration would have a Material Adverse Effect; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the corporate structure of the Company complies with all applicable laws and regulations in all material respects, and neither the ownership structure nor the Corporate Structure Contracts violate, breach, contravene or otherwise conflict in any material respect with any applicable laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there is no legal or governmental proceeding, inquiry or investigation pending against the Company, the relevant Subsidiaries, the Covered Affiliated Entities or shareholders of the Covered Affiliated Entities in any jurisdiction challenging the validity of any of the Corporate Structure Contracts, and to the best knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(ii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries (to the extent that it is a party to such Corporate Structure Contract) and the Covered Affiliated Entities pursuant to (i) the constitutive or organizational documents of the Company or any of such Subsidiaries and Affiliated Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of such Subsidiaries and Covered Affiliated Entities or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of such Subsidiaries and Covered Affiliated Entities is a party or by which the Company or any of such Subsidiaries and Covered Affiliated Entities is bound or to which any of the properties of the Company or any of such Subsidiaries and Covered Affiliated Entities is subject, except under (iii) above to the extent that such breach, violation, default, encumbrance and claim would not have a Material Adverse Effect. None of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract. None of the parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and, to the best knowledge of the Company, no such termination or nonrenewal has been threatened by any of the parties thereto.

(iii) The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Covered Affiliated Entities, through its rights to exercise the voting rights with respect to the equity interest in such Covered Affiliated Entities pursuant to the Corporate Structure Contracts.

(m) (i) The consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act; the summary and selected consolidated financial data included in the Registration Statement, the General Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act, and present fairly the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements included therein. (ii) There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required. (iii) The Company and the Covered Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(n) Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no change, development or event that would have a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the share capital, short-term indebtedness or long-term indebtedness of the Company and the Subsidiaries and Affiliated Entities, taken as a whole, (iv) neither the Company nor any of the Subsidiaries and Affiliated Entities has entered into any material transaction or agreement or incurred any material liability or obligation, direct or contingent, that is not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, and (v) neither the Company nor any of the Covered Entities has sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(o) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and the Covered Entities have good and marketable title to all material properties (excluding Intellectual Property Rights as described below) and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, any material real property and buildings held under lease by each of the Company and the Covered Entities are held by them under valid and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Covered Entities.

(p) Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and each of the Covered Entities maintain insurance from reputable insurers consistent with industry practice, against such losses and risks to an extent which is reasonably adequate to protect the Company and the Covered Entities and their respective businesses; neither the Company nor any of the Covered Entities has any reason to believe that it will not be able to renew any such insurance as and when such insurance expires or to obtain similar coverage from similar insurers; and there is no material insurance claim made by or against the Company or any of the Covered Entities, pending, outstanding or threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

(q) Neither the Company nor any of the Covered Entities has sent or received any communication regarding termination of, or, where applicable, intent not to renew, any of the material contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or nonrenewal has been threatened by the Company or any of the Covered Entities or, to the best knowledge of the Company, by any other party to any such contract or agreement.

(r) Each of the Company and the Covered Entities possesses, is in compliance with the terms of, and is not in breach of or in default under, all certificates, authorizations, franchises, consents, approvals, orders, licenses (excluding Intellectual Property Rights as described below) and permits and has made all declarations and filings with, the appropriate domestic or foreign governmental or regulatory authorities (collectively, “Licenses”) material to the conduct of the businesses as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to own, lease, license and use its properties and assets, except to the extent that any such noncompliance, breach, default or failure would not have a Material Adverse Effect and has not received any notice of proceedings relating to, and, to the best knowledge of the Company, is not aware that any regulatory body is considering, the suspension, revocation or modification of any such Licenses that, if determined adversely to the Company or any of the Covered Entities, would have a Material Adverse Effect.

(s) Neither the Company nor any of the Covered Entities is (i) in violation of its respective memorandum and articles of association, charter or other constitutive documents, (ii) in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree, guideline, notice or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, having jurisdiction over the Company or any of the Covered Entities, or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, deed of trust, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such violation or default under (ii) or (iii) above that would not result in a Material Adverse Effect.

(t) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the issue and sale of the Offered Securities, for the deposit of the Offered Shares with the Depositary against issuance of the Offered Securities or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) in connection with the issuance, offering and sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws of the United States.

(u) The execution, delivery and performance of the Transaction Documents, and the issuance and sale of the Offered Securities hereunder and the deposit of the Offered Shares with the Depositary against issuance of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents in connection with this Offering will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Covered Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Covered Entities is a party or by which the Company or any of the Covered Entities is bound or to which any of the properties or assets of the Company or any of the Covered Entities is subject; (ii) result in any violation of the provisions of the memorandum and articles of association, charter or other constitutive documents of the Company or any of the Covered Entities; (iii) result in a violation of any License; or (iv) result in the violation of any applicable judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Covered Entities or any of their properties or assets, except such breach or violation under (i) or (iii) that would not result in a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Covered Entities.

(v) The Offered Securities have been approved in principle for listing on the NYSE, subject only to the issuance of an official notice by such stock exchange.

(w) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).

(x) This Agreement has been duly authorized, executed and delivered by the Company.

(y) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles. The ADSs, when issued by the Depositary against the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of the ADSs specified therein and in the Deposit Agreement. The Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(z) All dividends and other distributions declared and payable on the Offered Shares may, under the current laws and regulations of the Cayman Islands, be paid to the Depositary, and where they are to be paid from the Cayman Islands are freely transferable out of the Cayman Islands; all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency in the Cayman Islands.

(aa) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no Significant Subsidiary is currently prohibited, directly or indirectly, under any applicable laws or regulations, from paying any dividends to its shareholders, from making any other distribution on such Significant Subsidiary’s share capital, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s property or assets to the Company or any other Subsidiary. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no Significant Affiliated Entity or shareholder of such Significant Affiliated Entity, as the case may be, is currently prohibited, directly or indirectly, under any applicable laws or regulations, from making any payments or other distributions to the Company and/or its Subsidiaries or third parties designated by the Company or its Subsidiaries as is required under the applicable Corporate Structure Contracts, or from repaying to the Company and/or its Subsidiaries or third parties designated by the Company or its Subsidiaries any loans or advances made to such Significant Affiliated Entity or shareholder of such Significant Affiliated Entity, as the case may be, from the Company and/or its Subsidiaries or third parties designated by the Company or its Subsidiaries pursuant to the applicable Corporate Structure Contracts.

(bb) No stamp, issuance, transfer, transaction, documentary or registration taxes or duties and no capital gains, withholding or any other taxes or duties are payable by or on behalf of the Underwriters to any Cayman Islands or Singapore taxing authority in connection with (i) the issuance, sale and delivery of the Offered Shares by the Company, the deposit of the Offered Shares with the Depositary, the issuance of the Offered Securities by the Depositary, and the delivery of the Offered Securities to or for the account of the Underwriters, (ii) the purchase from the Company of the Offered Shares and the initial sale and delivery of the Offered Securities representing the Offered Shares to purchasers thereof by the Underwriters, or (iii) the execution, delivery and enforcement of the Transaction Documents, except that Cayman Islands or Singapore stamp duty may be payable in the event that any Transaction Documents is executed in or brought within the jurisdiction of the Cayman Islands and Singapore, as applicable.

(cc) Neither the Company, any of the Subsidiaries and Affiliated Entities nor any of their respective directors, officers or affiliates, acting on its behalf, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(dd) The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown. The preceding sentence, insofar as it relates to statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Underwriting,” does not apply to information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(B) hereof.

(ee) Any third-party statistical, industry and market-related data included in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained written consents for the use of such data from such sources to the extent required.

(ff) There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Covered Entities or any of their respective properties that, if determined adversely to the Company or any of the Covered Entities, would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the Company’s best knowledge, threatened or contemplated. There are no legal or government proceedings that are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus and which are not so described.

(gg) To the Company’s best knowledge, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Company’s Board of Directors (the “Board”) or in the Company.

(hh) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ii) The Company does not expect to be a “passive foreign investment company” for U.S. federal income tax purposes for its current taxable year ending December 31, 2017.

(jj) There are no contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus or to be filed as exhibits to the Registration Statement (those so filed, collectively, the “Filed Documents”) that are not described or filed as required. Neither the Company nor any of the Covered Entities has knowledge that any other party to any Filed Document has any intention not to render full performance as contemplated by the terms thereof.

(kk) The Company and the Covered Entities own or possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, service marks, approvals, trade secrets, databases, logos, designs, proprietary processes, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof and unpatented and unpatentable proprietary or confidential information, inventions, systems and procedures (collectively, “Intellectual Property Rights”) material to, or can license such Intellectual Property Rights on reasonable terms sufficient for, the conduct of the business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and the expected expiration of any such Intellectual Property Rights (to the extent that the Company reasonably anticipates to be unable to renew or extend such rights) would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, General Disclosure Package and the Final Prospectus, (i) to the Company’s best knowledge, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Covered Entities, except those duly licensed by the Company or Covered Entities to third parties, except such rights would not have a Material Adverse Effect; (ii) to the Company’s best knowledge, there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by third parties of any of the Intellectual Property Rights owned by the Company or the Covered Entities; (iii) there is no material pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Covered Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no material pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property Rights owned by the Company or Covered Entities, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no material pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others, and neither the Company nor any of the Covered Entities has received any letter, notice or warning (whether written or unwritten) from others alleging, that the Company or any Covered Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except such letter, notice or warning containing allegations that would not have a Material Adverse Effect; and (vi) none of the Intellectual Property Rights used by the Company or the Covered Entities in their businesses has been obtained or is being used by the Company or the Covered Entities in violation of any contractual obligation binding on the Company or any of the Covered Entities or in violation of the rights of any persons, except such violations that would not have a Material Adverse Effect.

(ll) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any ordinary shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than shares issued pursuant to the Company’s employee share option scheme.

(mm) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act (a “Foreign Private Issuer”).

(nn) There are no material related party transactions involving the Company or any of its Subsidiaries or Affiliated Entities required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus that have not been described as required.

(oo) Ernst & Young LLP, which has certified certain consolidated financial statements of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the U.S. Public Company Accounting Oversight Board and as required by the Act.

(pp) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and the Board are in compliance with the provisions of Sarbanes-Oxley and all Exchange Rules that are applicable to them as of the date of this Agreement. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company maintains a system of internal controls, which is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the Company’s most recent consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(qq) The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Subsidiaries and Affiliated Entities as of the dates indicated and the consolidated income statement, comprehensive income, changes in equity and cash flows for the periods specified and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and operational data contained in the Registration Statement, the General Disclosure Package and the Final Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements (with respect to such financial data only) and books and records of the Company; the Company and the Covered Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(rr) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of the Covered Entities has any obligation to provide or has not made the required payment for retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Covered Entities, except any failure to make such provision or payment that would not have a Material Adverse Effect.

(ss) No labor dispute with the employees of the Company or any of the Covered Entities exists or, to the knowledge of the Company, is contemplated, except such disputes that would not have a Material Adverse Effect. The Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the Company’s or the Covered Entities’ principal suppliers, third-party logistics providers, IT service providers, payment processors, games developers or contractors that could have a Material Adverse Effect.

(tt) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describes (i) material accounting policies that the Company believes are the most significant in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) material judgments, estimates and uncertainties affecting the application of the foregoing critical accounting policies and (iii) the likelihood that different amounts would be reported under different conditions or using different assumptions and an explanation thereof (to the extent required to be so disclosed). The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(uu) The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe all material trends, demands, commitments and events known to the Company, that the Company believes would materially affect its liquidity and are reasonably likely to occur. The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe in all material respects all off-balance sheet transactions, arrangements, commitments and obligations of the Company and its Subsidiaries and Affiliated Entities.

(vv) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Offering.

(ww) The application of the net proceeds received by it in connection with this Offering as described in the Registration Statement, the General Disclosure Package and the Final Prospectus will not (i) contravene any provision of any laws applicable to the Company or any of the Covered Entities, (ii) contravene the memorandum and articles of association, charter or other constitutive documents of the Company or any of the Covered Entities, (iii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of the Covered Entities, or (iv) contravene or violate the terms or provisions of any governmental authorization applicable to any of the Company or any of the Covered Entities, except, in the case of (i), (iii)) above, such contravention or violation that would not have a Material Adverse Effect.

(xx) The Company and the Covered Entities are, and have been, in compliance in all material respects with any and all applicable laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety and the environment (collectively, “Environmental Laws”), and have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable environmental laws to conduct their respective businesses (collectively, “Environmental Permits”), except for any failure to receive required permits, licenses or approvals, or actual or potential liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and the Company and the Covered Entities are not aware of any pending investigation which might reasonably be expected to lead to a claim of such liability, except any such liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(yy) All national, local and foreign tax returns, reports and filings, as applicable, required to be filed by the Company or any of the Covered Entities through the date hereof have been timely filed except for those tax returns the failure to file which does not and would not be reasonably expected to have a Material Adverse Effect, and all taxes (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company or any of the Covered Entities which has had (nor does the Company nor any of the Covered Entities have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or the Covered Entities and which would reasonably be expected to have) a Material Adverse Effect. All local and national governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national tax relief, concessions and preferential treatment enjoyed by the Company or any of the Covered Entities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus are effective as of the date of such Registration Statement, the General Disclosure Package and the Final Prospectus.

(zz) Neither the Company nor any of the Subsidiaries and Affiliated Entities, nor any directors or officers, nor, to the Company’s best knowledge, any employees of the Company or any of the Subsidiaries and Affiliated Entities or, to the Company’s best knowledge, any agents or other representatives of the Company or any of the Subsidiaries and Affiliated Entities acting on behalf of the Company or any of the Subsidiaries and Affiliated Entities, has (i) used any corporate funds of the Company or any of the Subsidiaries or Affiliated Entities for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption laws; or (iii) made, offered, agreed to, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries and Affiliated Entities have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance in all material respects with all applicable anti-bribery and anti-corruption laws.

(aaa) The operations of the Company and the Subsidiaries and Affiliated Entities are and have at all times been conducted in compliance in all material respects with all applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries and Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the Company’s best knowledge, threatened.

(bbb) (i) Neither the Company nor any of the Subsidiaries and Affiliated Entities, nor any directors or officers, nor, to the best knowledge of the Company, any employee, agent, affiliate, or other representative of the Company or any of the Subsidiaries and Affiliated Entities, is an individual or entity (“Person”) that is, or is owned 50% or more or controlled by a Person or Persons that:

(A) are the subject or target of sanctions administered or enforced by the U.S. government, including but not limited to the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”) or any other relevant sanctions authority (collectively, “Sanctions”), or

(B) are located, organized or resident in a country or territory that is the subject or target of Sanctions (currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or, to its knowledge, indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company and the Subsidiaries and Affiliated Entities have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was in violation of Sanctions.

(ccc) The Registration Statements, the Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement and the filing of the Registration Statements, the Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statements, the ADS Registration Statement and the Exchange Act Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(ddd) The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and will be recognized and upheld by courts in the Cayman Islands. The Company has the power to submit, and pursuant to Section 20 of this Agreement and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States federal court sitting in the Borough of Manhattan in The City of New York, New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 20 of this Agreement and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to the Transaction Documents, the General Disclosure Package, the Registration Statement or the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in the Deposit Agreement.

(eee) None of the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, the United States or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman, New York State or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents; and, to the extent that the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 20 of this Agreement and Section 7.8 of the Deposit Agreement.

(fff) Except as disclosed in the section entitled “Enforceability of Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Final Prospectus, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents would be recognized and enforced by Cayman courts without reexamining the merits of the case. It is not necessary that the Transaction Documents, the Registration Statement, the General Disclosure Package, the Final Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands.

(ggg) The Company has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities, other than the preliminary prospectus dated October 6, 2017, the Final Prospectus, any Issuer Free Writing Prospectus and any General Use Issuer Free Writing Prospectus set forth on Schedule B hereto.

(hhh) There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers or directors or, to the Company’s best knowledge, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first filed with the Commission.

(iii) The Company has executed a side letter (the “Depositary Side Letter”), addressed to the Depositary, instructing the Depositary not to accept any shareholder’s deposit of Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new American Depositary Shares to any shareholder or any third party, unless consented to by the Company.

(jjj) Any certificate signed by any officer or director of the Company and delivered to the Representatives or counsel for the Underwriters on behalf of the Representatives as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $         per ADS (the “Purchase Price”), that number of Firm Securities that bears the same proportion to the number of Firm Securities to be sold by the Company as the number of Firm Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at 10:00 A.M., New York City time, on             , 2017, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company from time to time, not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the Purchase Price per ADS. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public upon the terms and conditions set forth in the Final Prospectus. It is further understood that the Offered Securities are to be offered to the public initially at $             per ADS (the “Public Offering Price”).

5. Certain Agreements of the Company.

The Company agrees with the several Underwriters that:

(a) Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the 15th business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York City time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which shall not be unreasonably withheld); and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, including, but not limited to, any request for information concerning any written Section 5(d) Communication, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or, to the Company’s best knowledge, threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or, to the Company’s best knowledge, threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) If, at any time when a prospectus relating to the Offered Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs or condition exists as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon reasonable request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof, unless stated specifically to constitute a waiver of such condition.

(d) If at any time following the distribution of any written Section 5(d) Communication there occurred or occurs an event or development as a result of which such written Section 5(d) Communication, when considered together with the General Disclosure Package and the Final Prospectus, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives of such event and will promptly amend or supplement, at its own expense, such written Section 5(d) Communication to eliminate or correct such untrue statement or omission. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof, unless stated specifically to constitute a waiver of such condition.

(e) As soon as practicable, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(f) The Company will furnish to the Representatives copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished within 48 hours following the execution and delivery of this Agreement. All other such documents shall be so furnished promptly following a request by a Representative once they are available.

(g) The Company will use its reasonable commercial efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will use its reasonable commercial efforts to continue such qualifications in effect so long as required for the distribution of the Offered Securities.

(h) [Intentionally Omitted]

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, (i) all fees and expenses in connection with the preparation and filing of the Registration Statement (including financial statements and exhibits), the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the General Disclosure Package, the Final Prospectus and any Free Writing Prospectus or any Section 5(d) Communication prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the fees, disbursements and expenses of the Company’s counsels and accountants, (iii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Securities under state or foreign securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state or foreign securities laws as provided in Section 5(g) hereof, including filing fees, (v) all filing fees incurred in connection with the review and qualification of the offering of the Offered Securities by FINRA, (vii) all costs and expenses incident to listing the Offered Securities on the NYSE and any registration thereof under the Exchange Act, (vi) the costs and expenses of qualifying the Offered Securities for inclusion in the book-entry settlement system of DTC, (vii) the cost of printing ADRs corresponding to the Offered Securities, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations or any “road show” or Section 5(d) Communication undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with any road show or investor presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company, (x) the document production charges and expenses associated with the printing and delivery of this Agreement, any closing documents contemplated hereunder (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. The Company has agreed to reimburse the Underwriters for certain expenses relating to clearance of this offering with the Financial Industry Regulatory Authority, Inc.

(j) The Company will indemnify and hold harmless the Underwriters against any stamp, issuance, transfer or other similar taxes or duties, if any, on the issue, transfer, delivery or sale to the Underwriters and the initial transfer, delivery or sale by the Underwriters to purchasers of the Offered Securities. All payments to be made by the Company to the Underwriters under this Agreement shall be made without set-off or counterclaim, and free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature and all interest, penalties or similar liabilities with respect thereto, imposed by applicable jurisdictions or by any department, agency or other political subdivision or taxing authority thereof or therein (“Taxes”). If any Taxes are required by law to be deducted or withheld in connection with any such payment, the Company shall pay such additional amounts as may be necessary such that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except that no additional amounts shall be payable in respect of (a) any Taxes that would not have been imposed but for a present or former connection between such Underwriters and the applicable jurisdiction (or any department, agency or other political subdivision or taxing authority thereof or therein) other than a connection arising solely from such Underwriter having executed, delivered or performed its obligations, or received a payment, under this Agreement; (b) any Taxes that would not have been imposed but for the failure of such International Underwriter to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such Taxes; or (c) any income or franchise tax on the overall net income of such Underwriter.

(k) For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares or ADSs (“Lock-Up Securities”): (i) offer, pledge, issue, sell, contract to sell or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in the Final Prospectus, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (A) the Offered Securities to be sold hereunder, (B) the issuance of Ordinary Shares or ADSs or the grant of restricted shares, restricted ADSs or options to purchase Ordinary Shares or ADSs under the Company’s employee share option scheme, (C) the issuance of Ordinary Shares pursuant to the conversion of preference shares or convertible promissory notes or bonds outstanding on the date hereof of which the Representatives have been advised in writing or which is otherwise described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and (D) the issuance of Ordinary Shares or ADSs in connection with any mergers or acquisitions approved by the Board, provided that, in the case of clauses (B), (C) and (D) above, the Company shall use its commercially reasonable best efforts to cause the recipients of such Ordinary Shares issued under the employee share option scheme or upon conversion of preference shares or convertible promissory notes or bonds or in connection with such mergers or acquisitions, to execute a lock-up letter substantially in the form and substance set forth in Exhibit A. The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(l) The Company will not provide any consent under the Depositary Side Letter during the Lock-Up Period without the prior written consents of the Representatives.

(m) The Company will use its commercially reasonable best efforts to list the Offered Securities on the NYSE.

(n) The Company will, on or prior to each Closing Date, deposit the Offered Shares with the Depository in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Firm Securities or Optional Securities, as the case may be, will be issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriters at each Closing Date.

(o) The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with the offer or sale of the Offered Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to the Exchange Act and the Rules and Regulations within the time periods required thereby. Upon reasonable request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the offering of the Offered Securities, which should not be deemed as any license to such Underwriter with respect to any of such trademarks, service marks or corporate logo other than for use on the website as stated.

(p) The Company agrees that (i) it will not attempt to avoid any judgment in connection with this Agreement applied or denied to it in a court of competent jurisdiction outside the Cayman Islands, and following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required, if any, in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any, and (ii) it will use its best efforts to obtain and maintain all approvals required, if any, in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any.

(q) The Company agrees (i) to apply the net proceeds to the Company from the sale of the Offered Securities in substantially the manner set forth under the heading “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Final Prospectus and to file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Act. Neither the Company nor the Subsidiaries and Affiliated Entities intends to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed as of the date hereof to any affiliate of any Underwriter.

(r) The Company agrees not to, and agrees to cause the Subsidiaries and Affiliated Entities not to, take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the Offered Securities.

(s) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(V) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(t) The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares or Offered Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares or the Offered Securities, in each case other than the Final Prospectus.

(u) The Company agrees to promptly notify the Representatives if the Company ceases to be either an Emerging Growth Company or a Foreign Private Issuer at any time prior to the completion of the distribution of Offered Securities within the meaning of the Act (as notified by the Underwriters to the Company) and 15 days after expiration of the Lock-Up Period.

6. Free Writing Prospectuses and Section 5(d) Communications. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.

The Company represents and agrees that, without the prior consent of the Representatives, (i) it did not make any Section 5(d) Communications prior to the first public filing of the Initial Registration Statement and (ii) it has not made any written Section 5(d) Communications after the first public filing of the Initial Registration Statement; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, (i) it did not make any Section 5(d) Communications prior to the first public filing of the Initial Registration Statement and (ii) it has not made any written Section 5(d) Communications after the first public filing of the Initial Registration Statement; any written Section 5(d) Communication which has been consented to by the Company and the Representatives is listed on Schedule B-2 hereto.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the condition that each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement shall have become effective not later than                 P.M., New York City time, on the date hereof and to the following additional conditions precedent:

(A) The representations and warranties of the Company contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct as of the Closing Date, and the Company has performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be performed or satisfied on or before the Closing Date.

(B) The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(C) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, the effect of which makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the First Closing Date or the Optional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement.

(D) The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP, independent public accountants within the meaning of the Securities Laws, substantially in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on each Closing Date shall use a “cut-off date” not earlier than three business days prior to such Closing Date.

(E) The Representatives shall have received the opinions and disclosure letter of Kirkland & Ellis International LLP, United States counsel for the Company, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(F) The Representatives shall have received the opinion of Maples and Calder (Hong Kong) LLP, Cayman counsel for the Company, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(G) The Representatives shall have received the opinion of Rajah & Tann Singapore LLP, Singaporean counsel for the Company, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(H) The Representatives shall have received the opinion of LCS & Partners, Taiwanese counsel for the Company, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(I) The Representatives shall have received the opinion of Assegaf Hamzah & Partners, Indonesian counsel for the Company, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(J) The Representatives shall have received the opinion of Rajah & Tann LCT Lawyers, Vietnamese counsel for the Company, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(K) The Representatives shall have received the opinion of Hunton & Williams (Thailand) Limited, Thai counsel for the Company, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(L) The Representatives shall have received the opinion of Han Kun Law Offices, PRC counsel for the Company, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(M) The Representatives shall have received the opinion of Romulo Mabanta Buenaventura Sayoc & de los Angeles, Philippines counsel for the Company, dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.

(N) The Representatives shall have received from Davis Polk & Wardwell LLP, United States counsel for the Underwriters, a disclosure letter and an opinion, dated such Closing Date, with respect to such matters as the Representatives may require.

(O) The Representatives shall have received from Allen & Overy Legal (Thailand) Co. Limited, Thai counsel for the Underwriters, an opinion, dated such Closing Date, with respect to such matters as the Representatives may require.

(P) The Representatives shall have received from Tsar & Tsai Law Firm, Taiwanese counsel for the Underwriters, an opinion, dated such Closing Date, with respect to such matters as the Representatives may require.

(Q) The Representatives shall have received from Hiswara Bunjamin & Tandjung (in association with Herbert Smith Freehills), Indonesian counsel for the Underwriters, an opinion, dated such Closing Date, with respect to such matters as the Representatives may require.

(R) The Representatives shall have received from Allen & Overy Legal (Vietnam) LLC, Vietnamese counsel for the Underwriters, an opinion, dated such Closing Date, with respect to such matters as the Representatives may require.

(S) The Representatives shall have received the opinions of Emmet, Marvin & Martin LLP , counsel for the Depositary, in form and substance satisfactory to the Representatives.

(T) The Company shall have furnished or caused to be furnished to the Representatives certificates of a duly authorized executive officer of the Company, dated such Closing Date, satisfactory to the Representatives, in which such officer shall represent as follows: (a) the representations and warranties of the Company in this Agreement are true and correct; the Company has performed all of its obligations hereunder on its part that are required to be performed and not otherwise waived by the Representatives at or prior to such Closing Date, and (b) such other matters as the Representatives may reasonably request.

(U) No stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s best knowledge, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission.

(V) On or prior to the date hereof, the Representatives shall have received lock-up letters from each of the directors, executive officers and certain existing share and convertible promissory note and bond holders of the Company, each substantially in the form and substance set forth in Exhibit A.

(W) The Chief Financial Officer of the Company shall have furnished to the Representatives, dated, respectively, the date hereof and such Closing Date, certificates to the effect that certain operating and financial data disclosed in the Registration Statement, the General Disclosure Package and the Final Disclosure Package have been derived from and verified against the Company’s accounting and business records, and he has no reason to believe that such data is not true and correct.

(X) The Company and the Depositary shall have executed and delivered the Deposit Agreement, and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Offered Shares and the issuance of the American Depositary Shares representing such Offered Shares in accordance with the Deposit Agreement.

(Y) The Depositary shall have furnished or caused to be furnished to the Representatives at such Closing Date, confirmation satisfactory to the Representatives evidencing the deposit with it of the Offered Shares being so deposited against issuance of the Offered Securities to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of the corresponding ADRs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(Z) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

(AA) No Issuer Free Writing Prospectus, Statutory Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Final Prospectus shall have been filed to which the Representatives have objected in writing.

(BB) The Offered Securities shall have been approved to be listed on the NYSE.

(CC) On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Optional Securities on an Optional Closing Date which is after the First Closing Date, the obligations of the several Underwriters to purchase the relevant Optional Securities shall be deemed terminated by the Company at any time at or prior to the First Closing Date or such Optional Closing Date, as the case may be, unless as otherwise provided or agreed in writing by the Company and the Representatives, and such termination shall be without liability of any party to any other party except as provided in Section 11.

Notwithstanding the immediately preceding paragraph, the Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the First Closing Date, an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (A) The Company will indemnify and hold harmless each Underwriter and its affiliates, such Underwriter’s and affiliates’ directors, officers, employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other United States federal or state statutory law or regulation, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement or any amendment thereof, any Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other documented expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are reasonably incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (B) below.

(B) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors (and director appointees named in the Registration Statement) and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other United States federal or state statutory law or regulation, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or any amendment thereof, any Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any documented legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are reasonably incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information under the caption “Underwriting” in the Final Prospectus furnished on behalf of each Underwriter: their respective names and addresses appearing in the first paragraph, the concession figures appearing in the third paragraph, and the disclosure on sales to discretionary accounts appearing under the heading of “Discretionary Sales.”

(C) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (A) or (B) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (A) or (B) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (A) or (B) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigations. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (a) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (b) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.

(D) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (A) or (B) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (A) or (B) above (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with this Offering shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (D) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (D). Notwithstanding the provisions of this subsection (D), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offered Securities underwritten by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (D) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(D) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(D).

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (A) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE or the NASDAQ Global Market, (B) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (C) a material disruption in securities settlement, payment or clearance services in the United States or Singapore shall have occurred, (D) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State or Singapore authorities or (E) there shall have occurred any outbreak or escalation of hostilities or act of terrorism, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the discretion of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (E), makes it, in the discretion of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11. [Intentionally Omitted]

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at: Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: General Counsel; Morgan Stanley & Co. International plc, 25 Cabot Square, Canary Wharf, London E14 4QA, United Kingdom, Attention: General Counsel; and Credit Suisse Securities (USA) L.L.C., Eleven Madison Avenue, New York, NY 10010, the United States, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1 Fusionopolis Place, #17-10, Galaxis, Singapore 138522, +65 6270 8100, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(A) The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(B) The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(C) The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(D) The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including their respective shareholders, employees or creditors.

17. Contractual Recognition of Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between Morgan Stanley & Co. International plc (“MSIP”) and other parties hereto, each of such other parties acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of MSIP to the other parties hereto under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of MSIP or another person, and the issue to or conferral on such other parties hereto of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 17:

“Bail-In Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to MSIP.

18. Currency. The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

20. Applicable Law and Jurisdiction. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereby irrevocably submits to the exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any U.S. federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree, to the fullest extent permitted by law, not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appointed Cogency Global Inc., 10 East 40th Street, 10th Floor, New York, N.Y. 10016, as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. Each party irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company, one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours, SEA LIMITED
By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN SACHS (ASIA) L.L.C.

By:
Name:
Title:

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) L.L.C.

By:
Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE A

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Goldman Sachs (Asia) L.L.C.
Morgan Stanley & Co. International plc
Credit Suisse Securities (USA) L.L.C.
Citigroup Global Markets Inc.
CLSA Limited
Piper Jaffray & Co
Cowen and Company, LLC
Stifel, Nicolaus & Company, Incorporated
Nomura Securities International, Inc.
Tudor, Pickering, Holt & Co. Securities, Inc.
DBS Bank Ltd.
BDO Capital & Investment Corporation
PT Mandiri Sekuritas
Cathay Securities Corporation Offshore Securities Unit
Viet Capital Securities JSC

Total	49,690,000	7,453,500

A-1

SCHEDULE B

General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

1. The Issuer Free Writing Prospectus filed by the Company with the Commission on October 12, 2017

2. The Issuer Free Writing Prospectus filed by the Company with the Commission on October 18, 2017

Other Information Included in the General Disclosure Package

1. Pricing Information: US$         per ADS

B-1

SCHEDULE B-1

Limited Use Issuer Free Writing Prospectuses

(included in the General Disclosure Package)

None.

B-1-1

SCHEDULE B-2

Written Section 5(d) Communications

None.

B-2-1

SCHEDULE C

Covered Subsidiaries of the Company

C-1

SCHEDULE D

Affiliated Entities of the Company

Exhibit D-1

Exhibit A

Lock-Up Agreement

            , 2017

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center,

2 Queen’s Road Central,

Hong Kong

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

Credit Suisse Securities (USA) L.L.C.

Eleven Madison Avenue

New York, NY 10010

United States

Re: Sea Limited - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule A to such agreement (collectively, the “Underwriters”), with Sea Limited, a company incorporated under the laws of the Cayman Islands (the “Company”), providing for a public offering (the “Offering”) of its American Depositary Shares (the “ADSs”), each representing a certain number of Class A ordinary shares of the Company (the “[Ordinary]* Shares”) pursuant to a Registration Statement on Form F-1 filed with the Securities and Exchange Commission (the “SEC”). [The Ordinary Shares, together with the Company’s Class B ordinary shares are collectively referred to as “Shares.”]*

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, or file (or participate in the filing of) a registration statement with the SEC in respect of, any ADSs or Shares of the Company, or any options or warrants to purchase any ADSs or Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Shares of the Company, whether now owned or hereinafter acquired, with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Securities”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, swap or sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes or relates to or derives any significant part of its value from such ADSs or Shares.

•	Note: Bracketed language to be included for holders of Class B ordinary shares.

Exhibit A-1

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the date of the final prospectus (the “Public Offering Date”) used to sell the ADSs pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) in connection with the sale of the Undersigned’s Securities acquired in open market transactions or in the Offering or after the Public Offering Date, provided that no filing by any party under the United States Securities Exchange Act, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such sale, (ii) by will or intestacy or otherwise transfer to immediate family members, trusts or an entity beneficially owned and controlled by the undersigned, or to a partner, member, stockholder or other equity holder of the undersigned or, if the undersigned is an investment fund or an investment fund manager, to any investment fund controlled or managed by the undersigned or managed by the same investment fund manager as the undersigned, in each case as part of a distribution without consideration by the undersigned, provided in each case that the transferee or transferees agree to be bound in writing by the restrictions set forth herein prior to such transfer, no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer and any such transfer shall not involve a disposition for value, (iii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (iv) with the prior written consent of Goldman Sachs (Asia) L.L.C., Morgan Stanley & Co. International plc and Credit Suisse Securities (USA) L.L.C. on behalf of the Underwriters. Also, this Agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Shares, provided that (i) such plan does not provide for the transfer of ADSs or Shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or Shares may be made under such plan during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, the restrictions set forth in this Lock-Up Agreement will not apply to the sale or tender to the Company by the Undersigned of any ADSs or Shares acquired by the exercise of any of the undersigned’s rights to acquire any ADSs or Shares issued pursuant to any share option or similar equity incentive or compensation plan of the Company (collectively, the “Equity Incentive Grants”) or withholding by the Company of any such ADSs or Shares for tax withholding purposes in connection with the vesting of Equity Incentive Grants that are subject to a taxable event upon vesting, provided that in each case, such plan is in effect as of the date of and disclosed in the prospectus for the Offering, and provided further that any ADSs or Shares issued upon exercise of such Equity Incentive Grants shall be subject to the restrictions set forth in this Lock-Up Agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions.

Exhibit A-2

If the undersigned is an officer or director of the Company, (i) Goldman Sachs (Asia) L.L.C., Morgan Stanley & Co. International plc and Credit Suisse Securities (USA) L.L.C. agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Undersigned’s Securities, Goldman Sachs (Asia) L.L.C., Morgan Stanley & Co. International plc and Credit Suisse Securities (USA) L.L.C. will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs (Asia) L.L.C., Morgan Stanley & Co. International plc and Credit Suisse Securities (USA) L.L.C. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. For purposes of this Lock-Up Agreement, “business day” shall mean any day which is not a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York or Singapore are authorized by law or governmental regulation to close. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement shall lapse and become null and void if the Offering shall not have closed on or before November 7, 2017. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Exhibit A-3

Very truly yours, [Name of Shareholder]
By:
Name:
Title:

Exhibit A-4

Exhibit B

PRESS RELEASE

[DATE]

Sea Limited (the “Company”) announced today that it is notified by Goldman Sachs (Asia) L.L.C., Morgan Stanley & Co. International plc and Credit Suisse Securities (USA) L.L.C., the lead joint bookrunners in the Company’s recent public sale of             American Depositary Shares, representing             ordinary shares of the Company, that Goldman Sachs (Asia) L.L.C., Morgan Stanley & Co. International plc and Credit Suisse Securities (USA) L.L.C. are [waiving][releasing] a lock-up restriction with respect to             ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on             , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration, or an exemption from registration, under the United States Securities Act of 1933, as amended.

Exhibit B-1